UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2017

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California		91203-2306
(Address of principal executive offices)		(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On January 11, 2017, the Board of Directors of DineEquity, Inc. (the “Corporation”), acting pursuant to the authority granted to it by the Corporation’s Amended Bylaws, increased the size of the Board of Directors from 10 to 11 directors. Also on January 11, 2017, the Board of Directors appointed Lilian Tomovich as a director of the Corporation, effective as of January 11, 2017. Ms. Tomovich is an independent director who will serve as a Class III director with a term expiring at the Corporation’s 2018 annual meeting of stockholders. At the present time, Ms. Tomovich has not been assigned to any committees of the Board of Directors.

Ms. Tomovich has served as the Chief Experience Officer and Chief Marketing Officer for MGM Resorts International, a global hospitality company, since July 2014. Ms. Tomovich served as the Senior Vice President, US Consumer Marketing for MasterCard Worldwide, a global payments solutions company, from 2013 to 2014 and was the country head of Marketing for Canada from 2010 to 2013.

Ms. Tomovich will participate in the Corporation’s standard non-employee director compensation arrangements under which she will receive an annual board retainer of $70,000, additional annual committee retainers for serving on committees of the Board of Directors and an annual equity award targeted at $105,000 in value. In connection with her appointment to the Board of Directors, Ms. Tomovich will also receive an initial equity award targeted at $105,000 that will cliff vest in full three years from the date of grant and settle in shares of common stock.

There are no transactions between Ms. Tomovich (or any member of her immediate family) and the Corporation (or any of its subsidiaries), and there is no arrangement or understanding between Ms. Tomovich and any other persons or entities pursuant to which Ms. Tomovich was appointed as a director of the Corporation.

The Corporation issued a press release announcing the appointment of Ms. Tomovich to the Board of Directors. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release Announcing appointment of new director dated January 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 11, 2017	DINEEQUITY, INC.

	By:	/s/ Bryan R. Adel
Bryan R. Adel Senior Vice President, Legal, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release Announcing appointment of new director dated January 11, 2017